                                                                    EXHIBIT 32.2

                                  CERTIFICATION


     Pursuant to 18 U.S.C. Section 1350, the undersigned officer of United States Exploration, Inc. (the "Company"), hereby certifies that the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  August 14, 2003                /s/ F. Michael Murphy
                                       -----------------------------------------
                                       Name:  F. Michael Murphy
                                       Title: Vice President and Chief
                                              Financial Officer
                                              (Chief Financial Officer)


     The foregoing certification is being furnished solely pursuant to 18 U.S.C.
Section 1350 and is not being filed as part of the report or as a separate disclosure document.